CORTLAND L. BROVITZ & CO., P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS
                            1235 MIDTOWN TOWER
                        ROCHESTER, NEW YORK  14604
                               716-454-6996
                             FAX 716-454-4024
                             ________________

                                  MEMBER
                           The McGLADREY Network


                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed by Home Properties of New York, Inc. with respect to the Home Properties Retirement Savings Plan of our report dated June 7, 1996, with respect to the financial statements and schedules of the Home Properties Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                   Sincerely,

                                   /s/ Cortland L. Brovitz & Co., P.C.

                                   Cortland L. Brovitz & Co., P.C.
                                   Certified Public Accountants


Rochester, New York
September 23, 1996